Exhibit 99.1

Gulfport Energy Expands Common Stock Repurchase Authorization by 63% to $650 Million

OKLAHOMA CITY (September 20, 2023) Gulfport Energy Corporation (NYSE: GPOR) (“Gulfport” or the “Company”) announced today that its board of directors expanded its common stock repurchase authorization by 63 percent to $650 million. This increased authorization extends the program through December 31, 2024.

Key Highlights

•	Expanded common stock repurchase authorization by 63 percent to $650 million
•	Repurchased approximately 3.9 million shares of common stock for $331.3 million since the inception of the repurchase program

John Reinhart, President and CEO, commented, "As we close out 2023 and look ahead to an improving natural gas macro environment in 2024, we forecast accelerating free cash flow generation for our business, highlighting our disciplined approach to capital allocation and our focus on enhancing margins, optimizing efficiencies and protecting the financial strength of the Company. Given the unrecognized value we believe remains in our equity, our board of directors has increased our common stock repurchase authorization by 63%, allowing us to continue to opportunistically repurchase our shares and deliver significant value for our shareholders.”

As of September 15, 2023, the Company had repurchased approximately 3.9 million shares of common stock at a weighted-average share price of $85.92 since the program initiated in March 2022, totaling approximately $331.3 million in aggregate.

Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to available liquidity, market conditions, credit agreement restrictions, applicable legal requirements, contractual obligations and other factors. The repurchase program does not require the Company to acquire any specific number of shares. The Company intends to purchase shares under the repurchase program opportunistically with available funds while maintaining sufficient liquidity to fund its capital development program. The repurchase program may be suspended from time to time, modified, extended or discontinued by the board of directors at any time.

About Gulfport

Gulfport is an independent natural gas-weighted exploration and production company focused on the exploration, acquisition and production of natural gas, crude oil and NGL in the United States with primary focus in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus formations and in central Oklahoma targeting the SCOOP Woodford and SCOOP Springer formations.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements regarding Gulfport’s current expectations, management's outlook guidance or forecasts of future events, projected cash flow and liquidity, inflation, share repurchases and other return of capital plans, its ability to enhance cash flow and financial flexibility, future production and commodity mix, plans and objectives for future operations, the ability of our employees, portfolio strength and operational leadership to create long-term value, the rejection of certain midstream contracts and the assumptions on which such statements are based. Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under "Risk Factors" in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2022 and any updates to those factors set forth in Gulfport's subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.gulfportenergy.com/investors/sec-filings). Gulfport undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls.  Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors.  It is possible that the financial and other information posted there could be deemed to be material information.  The information on Gulfport’s website is not part of this filing.

Investor Contact:

Jessica Antle – Vice President, Investor Relations

jantle@gulfportenergy.com

405-252-4550